UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 14, 2006

CBRL GROUP, INC.

                            Tennessee          0-25225                          62-1749513
                       (State or Other Jurisdiction            (Commission File Number)                     (I.R.S. Employer
                           of Incorporation)                                  Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement with David L. Gilbert

On August 14, 2006, CBRL Group, Inc. (the “Company”) and David L. Gilbert, in connection with the termination of Mr. Gilbert’s employment with the Company, entered into an Agreement (the “Agreement”) that is effective July 15, 2006 (the “Effective Date”). The Agreement provides that Mr. Gilbert will serve as a consultant to the Company from the Effective Date through September 30, 2006 (the “Consulting Term”) and, pursuant to the Company’s severance guidelines, will receive, over the course of twelve (12) months from the Effective Date, salary continuation in the aggregate of $364,000. Mr. Gilbert also will receive group health and life insurance benefits for himself and his dependents for up to the end of the Consulting Term. The Agreement also includes certain business protection provisions and a general release by Mr. Gilbert. Reference is made to Exhibit 10.1 to this Current Report on Form 8-K, which is a complete copy of the Agreement.

Employee Retention Agreements with Messrs. Barber, Maxwell and Turner

The Board of Directors of the Company recently elected Douglas E. Barber, who serves as Senior Vice President Restaurant Operations of Cracker Barrel Old Country Store, Inc., Terry A. Maxwell, who serves as Senior Vice President Retail Operations of Cracker Barrel Old Country Store, Inc., and Simon Turner, who serves as Senior Vice President Marketing & Innovation and Chief Marketing Officer of the Company, as “executive officers” of the Company, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934. In connection with their election as executive officers, the Company entered into an employee retention agreement with each of Messrs. Barber, Maxwell and Turner on August 14, 2006 (each an “Employee Retention Agreement”).

The Employee Retention Agreement for each of Messrs. Barber, Maxwell and Turner provides that each such executive officer will receive a lump-sum salary payment equal to 2.00 times his average annual base salary and bonus for the 3 years prior to a “change in control,” and benefits including continuation of and payments for health benefits for a 2-year period if he is terminated due to a change in control or if his duties or compensation changed during a change in control period. Additionally, all stock options and restricted stock that have not vested or do not automatically vest upon a change in control of the company shall be paid out in a lump sum cash distribution equal to the number of shares subject to non-vested options or restricted stock grants held by such executive officer and multiplied by the difference between the closing price of the stock immediately prior to the change in control and the applicable exercise price or stock grant values of the non-vested shares. “Change in Control” is defined to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company’s voting stock, a majority of the Company’s Board changes within a 2-year period, or the Company merges, consolidates or reorganizes.

Reference is made to Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which are complete copies of the Employee Retention Agreements for Messrs. Barber, Maxwell and Turner, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement by and between David L. Gilbert and CBRL Group, Inc. effective as of July 15, 2006

10.2	Retention Agreement for Douglas E. Barber dated August 12, 2006

10.3	Retention Agreement for Terry A. Maxwell dated August 12, 2006

10.4	Retention Agreement for Simon Turner dated August 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2006                               CBRL GROUP, INC.

                                                  By:__/s/ N.B. Forrest Shoaf_______________________
                    Name: N.B. Forrest Shoaf
                                   Title:  Senior Vice President, Secretary and General Counsel